Exhibit 11.1

Computation of loss per share

                                                Years ended December 31,                  Six months ended June 30,
                                         1995             1996             1997             1997             1998
                                     ------------     ------------     ------------     ------------     ------------
                                                                                                 (unaudited)
Basic:
Net loss                                ($65,706)       ($750,180)     ($3,584,400)       ($767,435)     ($5,824,270)

Net loss applicable to common
stockholders                            ($65,706)       ($750,180)     ($3,584,400)       ($767,435)     ($5,824,270)
                                     ============     ============     ============     ============     ============

Basic weighted average shares
outstanding                            2,250,000        2,250,000        2,293,545        2,281,920        2,322,794
                                     ============     ============     ============     ============     ============

Basic loss per common share               ($0.03)          ($0.33)          ($1.56)          ($0.34)          ($2.51)
                                     ============     ============     ============     ============     ============

Diluted:
Net loss applicable to common
stockholders                            ($65,706)       ($750,180)      (3,584,400)       ($767,435)     ($5,824,270)
                                     ============     ============     ============     ============     ============

Basic weighted average shares
outstanding                            2,250,000        2,250,000        2,293,545        2,281,920        2,322,794

Net effect of dilutive securities              0                0                0                0                0
                                     ------------     ------------     ------------     ------------     ------------

Diluted weighted average shares
outstanding                            2,250,000        2,250,000        2,293,545        2,281,920        2,322,794
                                     ============     ============     ============     ============     ============

Diluted loss per common share             ($0.03)          ($0.33)          ($1.56)          ($0.34)          ($2.51)
                                     ============     ============     ============     ============     ============

